As filed with the Securities and Exchange Commission on September 5, 1996
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SIS BANCORP, INC.
             (Exact name of Registrant as Specified in Its Charter)

                            Massachusetts 04-3303264
      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                            incorporation or organization)

                                1441 Main Street
                        Springfield, Massachusetts 01102
                    (Address of Principal Executive Offices)

                  SIS Bancorp, Inc. Director Stock Option Plan
                 SIS Bancorp, Inc. Management Stock Option Plan
                SIS Bancorp, Inc. Director Restricted Stock Plan
               SIS Bancorp, Inc. Management Restricted Stock Plan
                            (Full Title of the Plans)

                             MICHAEL E. TUCKER, ESQ.
                    Senior Vice President and General Counsel
                                SIS Bancorp, Inc.
                                1441 Main Street
                        Springfield, Massachusetts 01102
                     (Name and Address of Agent For Service)

                                  (413)748-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             MICHAEL A. MATZKA, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                  Proposed Maximum        Proposed Maximum
                                              Amount to be       Offering Price Per      Aggregate Offering        Amount of
  Title of Securities to be Registered         Registered              Share                   Price            Registration Fee
Common Stock, $.01 par value                  868,650 (1)       $12.25 to $21.00 (2)        $14,064,825 (2)        $4,849.94
=================================================================================================================================

(1) Consists of 806,250 shares authorized under the Stock Option Plans and 62,400 unissued shares authorized under the Restricted Stock Plans. Also includes an indeterminate number of securities which may be issuable by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares of Common Stock or other securities, as provided under the plans.

(2) Pursuant to Rule 457(h) the offering price is calculated based upon the exercise price with respect to 589,300 shares subject to options currently outstanding and, for the remainder of the shares, the average of the bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation, National Market System on September 4, 1996.

                                EXPLANATORY NOTE

     This Registration Statement contains two parts: the first part contains a Prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales by the Selling Shareholders listed in the Prospectus of shares of Common Stock of the Company issued or to be issued upon exercise of options granted to certain directors under the stock option plans maintained by the Registrant.

     The second part contains information required in the Registration Statement pursuant to Form S-8.

                           Prospectus 551,200 Shares
                            -------------------------

                                SIS BANCORP, INC.

                            -------------------------

                                  COMMON STOCK
                           (Par Value $.01 Per Share)
                            -------------------------


     This Prospectus is being used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of SIS Bancorp, Inc. (the "Company"), of up to 551,200 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company which may be acquired by certain directors and executives of the Company under the SIS Bancorp, Inc. Director Restricted Stock Plan and the SIS Bancorp, Inc. Management Restricted Stock Plan (the "Restricted Stock Plans") or acquired pursuant to the exercise of options (the "Options") granted to certain directors and executives of the Company under the SIS Bancorp, Inc. Director Stock Option Plan and the SIS Bancorp, Inc. Management Stock Option Plan (collectively, the "Option Plans" and, together with the Restricted Stock Plans, the "Plans"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

     The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the National Association of Securities Dealers Automated Quotation, National Market System ("NMS") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Shareholders or by the purchasers of the Shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares will be paid by the Company.

     The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions, or commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

 The Common Stock is listed on the NMS. On September 4, 1996, the closing price of the Common Stock on the NMS was $21 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION
    OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION, CORPORATION,
     OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
  CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND
            OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT
                 RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                The date of this Prospectus is September 5, 1996.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

Section                                                                    Page

Available Information ...................................................     3

Incorporation of Certain Documents by Reference .........................     3

The Company .............................................................     4

Selling Shareholders ....................................................     4

Plan of Distribution ....................................................     6

Indemnification .........................................................     6

Experts .................................................................     7

Legal Matters ...........................................................     7

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company files electronically with the Commission. The Commisssion maintains a World Wide Web site (located at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     A registration statement on Form S-8, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Commission, Washington, D.C., under the Securities Act, with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

     (a) The Company's Registration Statement on Form 8-A, dated June 4, 1996, relating to the Common Stock.

     (b) The Company's Current Report on Form 8-K, dated June 21, 1996.

     (c) The Company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Ting Chang, Vice President, Investor Relations and Corporate Planning, SIS Bancorp, Inc., 1441 Main Street, Springfield, Massachusetts 01102, telephone (413)748- 8000.

                                   THE COMPANY

General

     The Company is a business corporation organized under the laws of The Commonwealth of Massachusetts on January 18, 1996. The only office of the Company, and its principal place of business, is located at the main office of the Bank at 1441 Main Street, Springfield, Massachusetts 01102 and its telephone number is (413) 748-8000.

     The Company was organized for the sole purpose of becoming the holding company of Springfield Institution for Savings (the "Bank"). Upon completion of the holding company formation on June 21, 1996, the Bank became a wholly-owned subsidiary of the Company, which thereby became a bank holding company under federal law.

     The Bank is a Massachusetts-chartered savings bank organized in 1827 and headquartered in Springfield, Massachusetts. The conversion of the Bank from a savings bank in mutual form to a savings bank in stock form was completed in February 1995. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in real estate mortgage, construction, consumer and commercial loans, and in various securities. The Bank conducts its business from its main office in Springfield and from a network of 21 branches in Massachusetts.

     Prior to completion of the bank holding company formation, the Company had no business activities and there are no operating business activities currently proposed for the Company. In the future, the Company may become an operating company or acquire commercial banks or thrift institutions or companies engaged in bank-related activities. There are no current agreements or understandings with respect to any acquisition and no assurance can be given that any such acquisitions will occur. Upon formation of the holding company, the Company acquired all of the outstanding Bank common stock and received a transfer of approximately $250,000 in funds from the Bank. Pending use of these funds for other corporate purposes, the Company intends to invest these funds in U.S. government securities or other short-term investments permitted by law. The Company may enter into a management agreement for the purpose of rendering certain services to the Bank. No proposal and no terms of any agreement, however, have been considered.

Property

     Initially, the Company neither owns nor leases any real or personal property. Instead, the Company intends to utilize the premises, equipment and furniture of the Bank without the direct payment of any rental fees to the Bank.

Competition

     It is expected that for the near future the primary business of the Company will be the ongoing business of the Bank. Therefore, the competitive conditions to be faced by the Company will be the same as those faced by the Bank. In addition, many banks and financial institutions have formed holding companies or may form holding companies in the future. It is likely that these holding companies will attempt to acquire commercial banks, thrift institutions or companies engaged in bank-related activities. The Company, therefore, will face competition in undertaking any such acquisitions and in operating subsequent to any such acquisitions.

Employees

     At the present time, the Company does not intend to employ any persons other than its management. It will utilize the support staff of the Bank from time to time without the payment of any fees, except to the extent as may be required by applicable law. If the Company acquires other financial institutions or pursues other lines of business, it may at such time hire additional employees.

                              SELLING SHAREHOLDERS

     The following table sets forth:  (i) the name of each Selling  Shareholder,
(ii) his or her position(s) with the Company and its predecessor or affiliates, over the last three years, (iii) the number of shares of Common Stock owned (or subject to option) by each Selling Shareholder as of the date of this Prospectus, (iv) the number of shares of Common Stock which, as of the date of this Prospectus, may be offered for the account of each Selling Shareholder by this Prospectus and (v) the amount of the class to be owned by each Selling Shareholder if such Selling Shareholder were to sell all of the shares of Common

Stock covered by this Prospectus. There can be no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Shares offered by them pursuant to this Prospectus.

                                                                                                              Number   Shares Owned
                                                                                             Shares Owned    of Shares   Following
                                                                                             Prior to This     to be   Completion of
Name                              Position with Company                                       Offering*      Offered     Offering *
- -----------------------------     -----------------------------------------------------     --------------- ----------- ------------
Teresita Alicea                   Director of the Bank                                          10,250**       6,600        3,450**

Frank W. Barrett                  Executive Vice President, Credit and Commercial Lending       89,923(1.6%)  61,000       28,923**
                                  Division, of the Bank, since 1994

Mary E. Boland                    Director of the Bank                                          18,800**       6,600       12,200**

Sister Mary Caritas (Geary) S.P.  Director of the Company and the Bank                          10,675**       6,600        4,075**

Ting Chang                        Vice President, Investor Relations and Corporate Planning of  28,324**      20,000        8,324**
                                  the Company, and,  since 1995,  the Bank; previously
                                  Corporate Planning Officer for the Bank
Donald F. Collins                 Director of the Bank                                          31,300**       6,600       24,700**

B. John Dill                      Executive Vice President of the Bank and President of         68,298(1.2%)  40,000       28,298**
                                  Colebrook Corporation

Gilbert F. Ehmke                  Senior Vice President and Chief Investment Officer of the     30,100**      24,500        5,600**
                                  Company and,  since 1995, the Bank

William B. Hart, Jr.              Director of the Company and, since 1996, the Bank             11,800**       6,600        5,200**

Paulette Henderson-Johnson        Director of the Bank                                           8,925**       6,600        2,325**

Charles L. Johnson                Director of the Company and the Bank                          13,800**       6,600        7,200**

Laura Sotir Katz                  Vice President and Controller of the Company and the Bank      9,005**       6,000        3,005**

F. William Marshall, Jr.          President, Chief Executive Officer and Director of the       179,598(3.1%) 126,800       52,798**
                                  Company and the Bank

Henry J. McWhinnie                Senior Vice President, Human Resources Division, of the       43,682**      30,800       12,882**
                                  Bank, since 1994

John M. Naughton                  Director of the Company and the Bank                          25,000**      10,000       15,000**

Thomas O'Brien                    Director of the Company and, since 1996, the Bank             11,800**       6,600        5,200**

Jeanne Rinaldo                    Senior Vice President, Residential Mortgage Division, of the  40,725**      30,600       10,125**
                                  Bank

Brian Schwartz                    Vice President and Director of Internal Auditing of the Bank,  7,000**       6,000        1,000**
                                  since 1995

Gary P. Shannon                   Director of the Bank                                          14,425**       6,600        7,825**

Stephen A. Shatz                  Director of the Company and the Bank                          23,300**       6,600       16,700**

Christopher A. Sinton             Senior Vice President, Retail Banking Division, of the Bank,  41,111**      31,400        9,711**
                                  since 1995

John H. Southworth                Director of the Bank                                          14,110**       6,600        7,510**

John F. Treanor                   Executive Vice President, Treasurer and Chief Financial       83,298(1.5%)  61,500       21,798**
                                  Officer of the Company and, since 1994, the Bank

Michael E. Tucker                 Senior Vice President, Clerk and General Counsel of the       39,937**      30,000        9,937**
                                  Company and the Bank

- ---------
* =For purposes of this table, the number of shares owned prior to this registration includes all shares which are allocated to the shareholder under the Company's Employee Stock Ownership Plan, and those which would be owned if all options granted under the Option Plans were exercised.
**  =    Less than one percent.

                                        5

                              PLAN OF DISTRIBUTION

     The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the NMS or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

     Any broker-dealer acquiring Shares from a Selling Shareholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the NMS, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

     The Company has advised the Selling Shareholders that anti-manipulative Rules 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Shareholders with copies of these rules, and has informed the Selling Shareholders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company's being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s), did not conduct any investigation to verify the information set out in this Prospectus.

     Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

     There can be no assurance that the Selling Shareholders will sell all or even any of the Shares which may be offered by them or any of them hereunder.

                                 INDEMNIFICATION

     The By-laws of the Company provide for the indemnification of each director, officer, employee and agent against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director or officer, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The By-laws of the Company further provide that (a) if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the By-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation; (b) if the By-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of the By-laws that have not been invalidated and to the fullest extent permitted by applicable law; and (c) if the Massachusetts General Laws are amended after adoption of the Company's By-laws to expand further the indemnification permitted to an indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification, in the event of any such actual liability under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Articles of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful distributions to stockholders or loans to officers or directors, or (iv) for any transaction from which the director derived an improper personal benefit.

                                     EXPERTS

     The consolidated financial statements of the Bank as of December 31, 1995 and 1994 and for the two years then ended have been audited by Price Waterhouse LLP, independent accountants, and for the year ended December 31, 1993, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their respective reports, which are included as exhibits to the Company's Registration Statement on Form 8-A dated June 4, 1996. Such financial statements are incorporated by reference in this Prospectus upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

     *Documents   containing  the  information   required  by  Part  I  of  this
Registration Statement will be sent or given to each Plan participant in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

     (a) The Company's Registration Statement on Form 8-A, dated June 4, 1996, relating to the Common Stock.

     (b) The Company's Current Report on Form 8-K, dated June 21, 1996.

     (c) The Company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4. Description of Securities

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     The By-laws of the Company provide for the indemnification of each director, officer, employee and agent against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director or officer, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The By-laws of the Company further provide that (a) if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the By-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation; (b) if the By-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the

Company, to the fullest extent permitted by any applicable portion of the By-laws that have not been invalidated and to the fullest extent permitted by applicable law; and (c) if the Massachusetts General Laws are amended after adoption of the Company's Bylaws to expand further the indemnification permitted to an indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification, in the event of any such actual liability under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Articles of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful distributions to stockholders or loans to officers or directors, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     The following  exhibits are furnished in connection with this  Registration
Statement:

5        Opinion of Sullivan & Worcester LLP

23.1     Consent of Price Waterhouse LLP

23.2     Consent of Coopers & Lybrand L.L.P.

23.3     Consent of Sullivan & Worcester LLP (contained in Exhibit 5)

24       Power of Attorney (included on signature pages)


Item 9. Undertakings

(1)  The undersigned registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, Commonwealth of Massachusetts, on the 28th day of August, 1996.

                                       SIS BANCORP, INC.


                                       By:/s/ F. William Marshall, Jr.
                                          F. William Marshall, Jr.,
                                          President and Chief Executive Officer

     The undersigned Officers and Directors of SIS Bancorp, Inc. hereby severally constitute F. William Marshall, Jr., John F. Treanor and Michael E. Tucker, and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-8 and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

     Signatures                                    Capacity                                          Date


/s/ F. William Marshall, Jr.              President, Chief Executive Officer and Director            August 28, 1996
F. William Marshall, Jr.


/s/ John F. Treanor                       Treasurer, Chief Financial Officer and                     August 28, 1996
John F. Treanor                           principal accounting officer

/s/ Sister Mary Caritas Geary             Director                                                   August 28, 1996
Sister Mary Caritas (Geary) S.P.

/s/ William B. Hart, Jr.                  Director                                                   August 28, 1996
William B. Hart, Jr.

/s/ Charles L. Johnson                    Director                                                   August 28, 1996
Charles L. Johnson

/s/ John M. Naughton                      Director                                                   August 28, 1996
John M. Naughton

/s/ Thomas O'Brien                        Director                                                   August 28, 1996
Thomas O'Brien

/s/ Stephen A. Shatz                      Director                                                   August 28, 1996
Stephen A. Shatz